UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2024
____________________________________
RTX CORPORATION
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	001-00812	06-0570975
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Wilson Blvd.,	Arlington,	Virginia	22209
(Address of principal executive offices, including zip code)

(781)	522-3000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2024 Annual Meeting of Shareowners on May 2, 2024. As of March 5, 2024, the record date for the meeting, 1,329,644,766 shares of Company common stock were issued and outstanding. A quorum of 1,191,801,551 shares of common stock was present or represented at the meeting. Set forth below are the final voting results for each of the matters submitted to a vote of the shareowners. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2024.
1)Election of Directors. The following individuals were elected to serve as directors for a term expiring at the 2025 Annual Meeting of Shareowners or upon the election and qualification of their successors. The voting results for each of the nominees are as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Tracy A. Atkinson	903,326,046	135,437,245	1,782,661	151,255,599
Christopher T. Calio	1,032,505,492	6,239,735	1,800,725	151,255,599
Leanne G. Caret	1,030,508,776	8,178,269	1,858,907	151,255,599
Bernard A. Harris, Jr.	1,026,104,288	12,460,998	1,980,666	151,255,599
Gregory J. Hayes	1,009,696,956	28,579,026	2,269,970	151,255,599
George R. Oliver	1,028,546,991	10,084,722	1,914,239	151,255,599
Robert K. Ortberg	1,030,721,483	7,975,707	1,848,762	151,255,599
Ellen M. Pawlikowski	1,027,763,428	11,031,678	1,750,846	151,255,599
Denise L. Ramos	1,024,068,810	14,673,908	1,803,234	151,255,599
Fredric G. Reynolds	1,020,241,235	18,364,576	1,940,141	151,255,599
Brian C. Rogers	1,025,260,746	13,399,382	1,885,824	151,255,599
James A. Winnefeld, Jr.	1,020,962,584	17,694,844	1,888,524	151,255,599
Robert O. Work	999,016,653	39,108,344	2,420,955	151,255,599
2)    A proposal that shareowners approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
895,425,699	140,408,471	4,711,782	151,255,599
3)    A proposal to appoint PricewaterhouseCoopers LLP, a firm of independent registered public accountants, to serve as the Company’s Independent Auditor for 2024 until the next Annual Meeting in 2025. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions
1,151,934,904	38,207,557	1,659,090
4)    A proposal to approve an amendment to the RTX Corporation 2018 Long-Term Incentive Plan. A majority of the outstanding shares voted in favor of the proposal, and the proposal was approved. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
976,332,537	60,584,895	3,628,520	151,255,599

5)    A shareowner proposal requesting a lobbying transparency report. The proposal was not approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
316,662,404	713,554,129	10,329,419	151,255,599
6)    A shareowner proposal requesting a report on full value chain emissions reduction plan. The proposal was not approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
265,513,734	760,664,230	14,367,988	151,255,599
7)     A shareowner proposal requesting a human rights impact assessment. The proposal was not approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,319,193	970,253,100	13,973,659	151,255,599

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTX CORPORATION
(Registrant)

Date: May 6, 2024	By:	/s/ Ramsaran Maharajh
Ramsaran Maharajh
Executive Vice President & General Counsel